EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

I,  Michael Rice, Chief Executive Officer and Chief Financial Officer of BioLife Solutions, Inc. (the “Company”), certify, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2011 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 16, 2011	By:	/s/ Michael Rice
Michael Rice
Chief Executive Officer and
Chief Financial Officer